SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
300 SOUTH GRAND AVENUE	FIRM/AFFILIATE OFFICES
LOS ANGELES, CALIFORNIA 90071-3144 ________ TEL: (213) 687-5000 FAX: (213) 687-5600 www.skadden.com June 5, 2007	----------- BOSTON CHICAGO HOUSTON NEW YORK PALO ALTO SAN FRANCISCO WASHINGTON, D.C. WILMINGTON ----------- BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SINGAPORE SYDNEY TOKYO

ME Portfolio Management Limited Level 16 360 Collins Street Melbourne, VIC 3000 Australia
Re:	ME Portfolio Management Limited—Registration Statement on Form S-3

Ladies & Gentlemen:

We have acted as special United States tax counsel to ME Portfolio Management Limited, a corporation organized under the laws of the Commonwealth of Australia ("MEPM"), in connection with the preparation of the registration statement on Form S-3 (File No. 333-141696) of MEPM filed with the Securities and Exchange Commission (the "Commission") on March 30, 2007 (such registration statement, as amended on April 18, 2007 and declared effective on April 20, 2007, being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") of mortgage backed floating rate notes (the "Class A1 Notes") to be issued by Perpetual Limited, in its capacity as issuer trustee of SMHL Global Fund 2007-1 (the "Fund", and Perpetual Limited in that capacity, the "Issuer Trustee") (and other securities of other funds that may be constituted pursuant to the master trust deed, dated July 4, 1994, as amended and restated (the "Master Trust Deed"), between MEPM, as manager, and the Issuer Trustee, and created by a notice of creation of a securitisation fund).

This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

ME Portfolio Management Limited
June 5, 2007

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)    the Registration Statement;

(b)    the base prospectus, dated May 11, 2007 (the "Base Prospectus"), which forms a part of and is included in the Registration Statement;

(c)    the prospectus supplement, dated May 24, 2007 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), relating to the offering of the Class A1 Notes;

(d)    an executed copy of the Notice of Creation of a Securitisation Fund, dated May 2, 2007, from MEPM, as manager, to the Issuer Trustee;

(e)    an executed copy of the Note Trust Deed—SMHL Global Fund 2007-1, dated May 29, 2007 (the "Note Trust Deed"), among the Issuer Trustee, MEPM, as manager, The Bank of New York, as note trustee, principal paying agent, calculation agent and note registrar, Perpetual Trustee Company Limited, as security trustee, and BNY Fund Services (Ireland) Limited, as Irish paying agent;

(f)    the forms of the book-entry notes evidencing the Class A1 Notes in the form of Schedule 1, Part A to the Note Trust Deed;

(g)    an executed copy of the Master Trust Deed;

(h)    an executed copy of the Supplementary Bond Terms Notice: SMHL Global Fund 2007-1—Class A Notes and Class B Notes, dated May 29, 2007, among MEPM, as manager, the Issuer Trustee, The Bank of New York and Perpetual Trustee Company Limited;

(i)    an executed copy of the Securitisation Fund Bond Issue Direction—SMHL Global Fund 2007-1, dated May 29, 2007, from MEPM, as manager, to the Issuer Trustee; and

(j)    such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates, and records. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

ME Portfolio Management Limited
June 5, 2007

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid and enforceable.

In addition, we have relied on statements and representations of the officers and other representatives of MEPM and others, including the officers' certificate dated June 5, 2007, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based on and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Prospectus Supplement under the captions "Summary—U.S. Tax Status" and "Certain United States Federal Income Taxation Considerations" does not purport to summarize all possible United States federal income tax considerations of the purchase, ownership, and disposition of the Class A1 Notes, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of the Class A1 Notes that are anticipated to be material to U.S. Holders.

Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

ME Portfolio Management Limited
June 5, 2007

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to a Form 8-K filed in connection with the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP